Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements File No. 333-87176, File No. 333-09235, File No. 333-27085, File No. 333-125116, and File No. 333-175214 on Form S-8 of ENB Financial Corp of our report dated March 28, 2016, relating to our audit of the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K of ENB Financial Corp for the year ended December 31, 2015.

Wexford, Pennsylvania
March 28, 2016

S.R. Snodgrass, P.C. *2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania 15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345

131